UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

March 1, 2005

SWS GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-19483	75-2040825
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street, Suite 3500

Dallas, Texas 75270

(Address of principal executive offices and zip code)

(214) 859-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2005, pursuant to authority granted by the SWS Group, Inc. 2003 Restricted Stock Plan (the “Plan”), the Board of Directors voted to amend all SWS Group, Inc. Restricted Stock Plan Agreements with non-employee directors outstanding under the Plan so that, in each case, the shares of restricted stock will be fully vested as to each non-employee director on the next anniversary of the date of each grant. The purpose of the Plan is to attract, retain and award the services of our employees and directors. The shares of restricted stock granted to non-employee directors previously vested in one-third increments over three years on the anniversary of the date of grant, whereas each director is elected for a one year term. The Board of Directors also voted to amend the Form of Plan Agreement for Non-Employee Directors and the Form of Plan Agreement for Employees to remove reference to a three year vesting schedule to reflect that the vesting schedule will be determined at the date of each grant pursuant to the terms of the Plan.

A copy of the amended Form of SWS Group, Inc. Restricted Stock Plan Agreement for Non-Employee Directors is attached hereto as Exhibit 10.8. A copy of the amended Form of SWS Group, Inc. Restricted Stock Plan Agreement for Employees is attached hereto as Exhibit 10.9.

Item 9.01(c). Exhibits.

Exhibit 10.8	Form of Amended Restricted Stock Agreement for Non-Employee Directors for the 2003 Restricted Stock Plan

Exhibit 10.9	Form of Amended Restricted Stock Agreement for Employees for the 2003 Restricted Stock Plan

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWS GROUP, INC.

Date: March 3, 2005	By:	/s/ Kenneth R. Hanks
Kenneth R. Hanks,
Executive Vice President, Chief Financial Officer and Treasurer

3